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Exhibit 10.1
                                 AMENDMENT TO
                        PAPA JOHN'S INTERNATIONAL, INC.
                      1993 STOCK OWNERSHIP INCENTIVE PLAN
                      -----------------------------------


     A. Papa John's International, Inc., a Delaware corporation ("Company"), has adopted, and the stockholders of the Company have approved, the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan (the "Plan").

     B. The Company desires to increase the number of shares of Common Stock reserved for issuance under the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Amendment of Plan. Section 4.1 of the Plan is hereby deleted and the following substituted in its place:

          "4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 6,400,000. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an Option), or shall be forfeited, without, in either case, the Participant having realized any of the economic benefits of a shareholder (such as the receipt of dividends or other distributions paid on shares of Restricted Stock), the shares (including Restricted Stock) associated with such Awards shall again become available for Awards under the Plan."

     2. Continuation of Balance of Plan. Except as amended hereby, the Plan is unchanged and remains in full force and effect.

     3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, this Amendment was adopted by the Company as of the 20th day of May, 1999.

                                     PAPA JOHN'S INTERNATIONAL, INC.



                                     By: /s/ Charles W. Schnatter
                                         --------------------------------------
                                         Charles W. Schnatter, Secretary